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                                                                    EXHIBIT 23.2

                             ACCOUNTANT'S CONSENT

We consent to the reference to our firm in the Registration Statement on Form S-8 pertaining to the EntreMed, Inc. 1999 Long Term Incentive Plan and to the incorporation by reference therein of our report dated February 11, 2000, with respect to the consolidated financial statements of EntreMed, Inc. included in its Annual Report (Form 10-K, as amended) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                   /s/ ERNST & YOUNG LLP


Atlanta, Georgia
July 11, 2000